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                                                            EXHIBIT NO. 99.9(b)

                             LEGAL OPINION CONSENT

         I consent to the incorporation by reference in this Post-Effective Amendment No. 47 to the Registration Statement (File Nos. 2-36431 and 811-2032) (the "Registration Statement") of MFS Growth Opportunities Fund (the "Registrant"), of my opinion dated April 24, 2006, appearing in Post-Effective Amendment No. 46 to the Registrant's Registration Statement, which was filed with the Securities and Exchange Commission on April 28, 2006.


                                        CHRISTOPHER R. BOHANE
                                        ---------------------------------------
                                        Christopher R. Bohane
                                        Assistant Clerk and Assistant Secretary


Boston, Massachusetts
February 26, 2007